                                                                  Exhibit 4.1

                       FORM OF COMMON STOCK CERTIFICATE


NUMBER                              [LOGO]                             SHARES


                         OCWEN ASSET INVESTMENT CORP.
         Incorporated Under the Laws of the Commonwealth of Virginia

                                                             CUSIP 67574M 10 6


     This certifies that __________________________ is the owner of _________
(____) fully paid and non-assessable shares of the common stock, par value $.01 per share, of


                         OCWEN ASSET INVESTMENT CORP.


transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated:



_______________________                               ________________________
John R. Erbey                       [SEAL]            Christine A. Reich
Secretary                                             President and Chief
                                                      Financial Officer

                         OCWEN ASSET INVESTMENT CORP.

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A SUMMARY OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS FOR EACH SERIES, IF ANY, WITHIN A CLASS (INCLUDING THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). NO PERSON MAY (I) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 9.1% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK (EXCEPT THAT OCWEN FINANCIAL MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN UP TO 13% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, (II) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF PREFERRED STOCK, (III) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE SHARES OF EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (IV) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE, OR (V) CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION'S REAL PROPERTY. WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE, ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF
THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME. A
COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                             UNIF GIFT MIN ACT - __________Custodian__________
TEN ENT - as tenants by the entireties                                   (Cust)                  (Minor)
JT TEN  - as joint tenants with right of                   Under Uniform Gifts to Minors Act _______________
          survivorship and not as tenants                                                        (State)
          in common

     For value received, __________________________________ hereby sell asssing and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________


unto _________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

_________________________________ Shares of common stock represented by this certificate, and do hereby irrevocably constitute and appoint ______________________, Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution in the premises.



Dated ____________, 19__

                                       ____________________________________
                                       Signature



                                       ____________________________________
                                       Signature



Notice: The signature to this assignment must correspond with the name written upon the face of this certificate in every particular without alteration or any change whatever.